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EQT Reports Fourth Quarter and Year-End 2018 Results
PITTSBURGH (February 14, 2019) -- EQT Corporation (NYSE: EQT) today announced financial and operational performance results for the fourth quarter and full-year 2018.

Key Highlights:
●	Achieved fourth quarter net cash provided by operating activities of $531 million and adjusted free cash flow of $134 million (a non-GAAP measure)
●	Increased full-year net cash provided by operating activities by 82% and adjusted operating cash flow by 102% (a non-GAAP measure)
●	Fourth quarter sales volume of 394 Bcfe exceeded guidance; capex in-line with guidance
●	Achieved full-year sales volume of 1,488 Bcfe and a decrease of 18% in per unit cash operating costs
●	Completed the separation of EQT's midstream business, creating a premier pure play upstream corporation and a premier pure play midstream corporation, Equitrans Midstream Corporation (NYSE: ETRN)
●	Completed non-core Huron and Permian asset divestitures for total net proceeds of approximately $580 million; transactions also relieved EQT of approximately $240 million in related liabilities

Robert J. McNally, president and chief executive officer, said, “Our strong fourth quarter performance demonstrates our focus on operations and on positioning EQT for increased efficiency, cash flow growth, and shareholder value creation. With world-class assets, a sound plan, and a strong team committed to operational excellence, we look forward to building on our recent progress.”

McNally added, “Throughout the last 12 months, EQT has transformed into a focused upstream industry leader with a strong balance sheet and simplified corporate structure. We project that EQT will generate approximately $300-400 million of adjusted free cash flow in 2019 and approximately $2.9 billion over the next five years. We are committed to lowering costs and improving operational efficiencies across the organization and previously announced actions that reduced annual cash costs by approximately $100 million. Today, we announce an additional $50 million in annual cost reductions, a first step toward realizing our ‘Target 10% Initiative’.”

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STRATEGIC MILESTONES
2018 Divestitures
Permian Basin Assets: In June 2018, EQT completed the sale of its Permian Basin assets for net cash proceeds of approximately $57 million. The transaction also relieved EQT of approximately $40 million of related liabilities.

Non-Core Huron Assets: In July 2018, EQT completed the sale of its non-core Huron assets located in Southern Appalachia to Diversified Gas and Oil PLC, for net cash proceeds of approximately $524 million. The transaction also relieved EQT of approximately $200 million of plugging and other liabilities associated with the assets.

Separation of Equitrans Midstream Corporation
In November 2018, EQT completed the separation of its upstream and midstream businesses (the Separation), creating a standalone publicly traded corporation, Equitrans Midstream Corporation (NYSE: ETRN). EQT shareholders retained their EQT shares and received 0.80 shares of ETRN common stock for every one share of EQT common stock outstanding as of the close of business on November 1, 2018 (the Distribution). Upon the Separation, EQT retained a 19.9% equity stake in ETRN, which is worth approximately $1.0 billion as of December 31, 2018. The stake provides significant balance sheet flexibility and the Company expects to monetize its equity stake over the next two years.

YEAR-END AND FOURTH QUARTER 2018 FINANCIAL AND OPERATIONAL PERFORMANCE

	Year Ended December 31,
($ millions, except EPS)	2018	2017	Change
Total sales volume (Bcfe)	1,488	888	600
Net (loss) income from continuing operations	$(2,381)	$1,387	$(3,768)
Adjusted net income from continuing operations (a non-GAAP measure)	$445	$101	$344
Adjusted EBITDA from continuing operations (a non-GAAP measure)	$2,387	$1,168	$1,219
Diluted earnings per share (EPS) from continuing operations	$(9.12)	$7.39	$(16.51)
Adjusted EPS from continuing operations (a non-GAAP measure)	$1.70	$0.54	$1.16
Net cash provided by operating activities	$2,976	$1,638	$1,338
Adjusted operating cash flow (a non-GAAP measure)	$2,476	$1,223	$1,253

EQT reported a net loss from continuing operations for the year-ended 2018, compared to net income from continuing operations for 2017. Adjusted net income from continuing operations, which excludes impairment charges, non-cash derivatives and other items impacting the comparability between periods, increased $344 million. Net cash provided by operating activities for the year-ended 2018 was $1,338 million higher due to an increase in operating revenue, partly offset by an increase in cash operating costs. Adjusted operating cash flow increased 102%.

Total operating revenues increased as a result of a 68% increase in sales volumes, which was primarily driven by EQT's acquisition of Rice Energy Inc. (Rice Merger) and increased production, partly offset by the impact of the 2018 Divestitures. The average realized price for natural gas decreased slightly year-over-year, primarily due to a decrease in the average NYMEX natural gas price (including Btu uplift),

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net of cash settled derivatives and a decrease in higher priced liquids sales volume resulting from the 2018 Divestitures, partly offset by an increase in the average natural gas differential.

Operating expenses for 2018 were approximately $4.6 billion higher than last year, primarily due to impairments of $3.5 billion related to the 2018 Divestitures, goodwill impairment and lease impairments and expirations. Depreciation and depletion expense increased $598 million; transportation and processing expense increased $532 million; selling, general and administrative expense (SG&A) increased $75 million primarily as a result of a $52 million legal reserve recorded in the fourth quarter and costs associated with the indirect midstream business not permitted to be allocated to discontinued operations under the accounting rules. These unallocated costs were approximately $47 million for the year ended December 31, 2018.

Per unit cash operating expenses decreased 18%, primarily as a result of the 2018 Divestitures and increased sales volume. Excluding the costs related to the 2018 Divestitures, per unit LOE was $0.05 per Mcfe as compared to a divestiture adjusted $0.07 per Mcfe for 2017. Excluding the sales volumes related to the 2018 Divestitures, per unit gathering expense was $0.55 per Mcfe in 2018 and $0.60 per Mcfe in 2017 and per unit transmission expense was $0.50 per Mcfe in 2018 and $0.61 per Mcfe in 2017.

	Three Months Ended December 31,
($ millions, except EPS)	2018	2017	Change
Total sales volume (Bcfe)	394	294	100
Net (loss) income from continuing operations	$(598)	$1,277	$(1,875)
Adjusted net income from continuing operations (a non-GAAP measure)	$202	$118	$84
Adjusted EBITDA from continuing operations (a non-GAAP measure)	$678	$451	$227
Diluted EPS from continuing operations	$(2.35)	$5.81	$(8.16)
Adjusted EPS from continuing operations (a non-GAAP measure)	$0.79	$0.54	$0.25
Net cash provided by operating activities	$531	$426	$105
Adjusted operating cash flow (a non-GAAP measure)	$693	$465	$228

In the fourth quarter 2018, EQT reported a net loss from continuing operations, primarily as a result of goodwill and lease impairments and a loss on derivatives not designated as hedges, partly offset by an increase in quarterly revenue of $583 million from sales of natural gas, oil and natural gas liquids. Adjusted net income from continuing operations, which excludes impairment charges, non-cash derivatives and other items impacting comparability between periods, was $84 million higher than the same quarter last year. Net cash provided by operating activities for the fourth quarter increased $105 million and adjusted operating cash flow increased 49%.

Compared to the same quarter last year, the average realized price for natural gas was 3% higher at $3.13 per Mcfe, which was primarily due to increases in the average NYMEX natural gas price net of cash settled derivatives and the average natural gas differential.

Depreciation and depletion and transportation and processing expense increased consistent with an increase in production volume. SG&A increased $74 million primarily as a result of a $52 million legal

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reserve recorded in the fourth quarter and costs associated with the indirect midstream business not permitted to be allocated to discontinued operations under the accounting rules.

The Non-GAAP Disclosures section of this news release provides reconciliations of non-GAAP financial measures to the most comparable GAAP financial measures, as well as important disclosures regarding certain projected non-GAAP financial measures.

Capital Expenditures

	Three Months Ended December 31,		Year Ended December 31,
(millions)	2018	2017	2018	2017
Reserve development	$431	$466	$2,255	$1,208
Land and lease	64	38	228	178
Capitalized overhead	29	27	130	115
Capitalized interest	6	6	29	21
Other production infrastructure	3	12	42	43
Property acquisitions	24	(4)	48	829
Other corporate items	1	4	7	13
Total capital expenditures from continuing operations	$558	$549	$2,739	$2,407

Operating Expenses Per Unit
The following presents certain of the Company's operating expenses on a per unit basis.

	Three Months Ended December 31,		Year Ended December 31,
($/Mcfe)	2018	2017	2018	2017
Gathering	$0.54	$0.53	$0.54	$0.55
Transmission	0.46	0.48	0.49	0.56
Processing	0.09	0.16	0.11	0.20
Lease operating expenses (LOE), excluding production taxes	0.04	0.12	0.07	0.13
Production taxes	0.07	0.06	0.06	0.08
Exploration	—	0.05	—	0.02
SG&A	0.33	0.19	0.19	0.24
Total cash operating expenses per unit	$1.53	$1.59	$1.46	$1.78

Production depletion	$1.06	$1.06	$1.04	$1.04

2018 Reserves Report
In a separate news release issued today, EQT reported total proved reserves as of December 31, 2018, of 21.8 Tcfe. Adjusting for the impact of the 2018 Divestitures, the Company’s proved reserves increased 11%, or 2.1 Tcfe and proved developed reserves increased 21%. The Company had 11.6 Tcfe of proved developed reserves as of December 31, 2018.

Operational Update
EQT’s January 2019 operational metrics reflect its move to stable operations in late 2018. Horizontal drilling performance improved from 1.17 days per 1000’ in the second half of 2018 to 0.87 days per 1000’ in January 2019, a 25% improvement. Additionally, frac stages per day increased 65% in January

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2019 compared to January 2018. Finally, January 2019 well costs were in line with the Company’s 2019 guidance.

WELL STATISTICS
Net Wells Drilled (spud)

	PA Marcellus*	WV Marcellus	Ohio Utica
2018	104	12	17
Q4 2018	19	6	-
2019 Forecast	91	15	20
Q1 2019 Forecast	23	9	5

•	2018 average lateral lengths: PA Marcellus 11,700; WV Marcellus 5,500; Ohio Utica 12,400

•	Q4 2018 average lateral lengths: PA Marcellus 11,100; WV Marcellus 5,900

•	2019 forecasted average lateral lengths: PA Marcellus 13,200; WV Marcellus 6,500; Ohio Utica 11,200
*2018 PA Marcellus includes 5 Upper Devonian wells.

Net Wells Turned-in-line (TIL)

	PA Marcellus	WV Marcellus	Ohio Utica
2018*	157	33	21
Q4 2018*	34	9	2
2019 Forecast**	100	24	23
Q1 2019 Forecast**	26	-	5

•	2018 average lateral lengths: PA Marcellus 9,300; WV Marcellus 6,100; Ohio Utica 11,600

•	Q4 2018 average lateral lengths: PA Marcellus 9,600; WV Marcellus 6,500; Ohio Utica 10,500

•	2019 forecasted average lateral lengths: PA Marcellus 11,300; WV Marcellus 6,200; Ohio Utica 12,200
*2018 PA Marcellus includes 16 Upper Devonian wells; Q4 2018 PA Marcellus includes 2 Upper Devonian wells.
**Forecasted Q1 and full-year 2019 PA Marcellus includes 6 and 8 Upper Devonian wells, respectively.

Marcellus Horizontal Gross Well Status (cumulative since inception)*

	As of 12/31/18	As of 9/30/18	As of 6/30/18	As of 3/31/18	As of 12/31/17
Wells drilled (spud)	1,819	1,798	1,777	1,749	1,729
Wells online	1,571	1,529	1,468	1,430	1,410
Wells complete, not online	19	22	40	35	21
Wells drilled, uncompleted	229	247	269	284	298
*These totals may differ from previous presentations to account for purchases, dispositions, wells plugged, or that have had a change in target formation to/from Marcellus.

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Ohio Utica Horizontal Gross Well Status*

	As of 12/31/18	As of 9/30/18	As of 6/30/18	As of 3/31/18	As of 12/31/17
Wells drilled (spud)	251	251	246	236	220
Wells online	221	218	198	196	182
Wells complete, not online	8	1	14	2	5
Wells drilled, uncompleted	22	32	34	38	33
*These totals may differ from previous presentations to account for acquisitions, dispositions, or wells plugged.

HEDGING (as of January 31, 2019)
The Company’s total natural gas production NYMEX hedge positions through 2023 are:

	2019 (a)	2020	2021	2022	2023
Swaps
Volume (MMDth)	751	567	296	136	61
Average Price($/Dth)	$2.94	$2.82	$2.78	$2.75	$2.74
Calls - Net Short
Volume (MMDth)	336	157	37	22	7
Average Short Strike Price ($/Dth)	$3.38	$3.15	$3.25	$3.20	$3.18
Puts - Net Long
Volume (MMDth)	40	—	10	—	—
Average Long Strike Price ($/Dth)	$2.97	$—	$2.71	$—	$—
Fixed Price Sales (b)
Volume (MMDth)	123	10	—	—	—
Average Price ($/Dth)	$3.01	$2.77	$—	$—	$—

(a) Full year 2019
(b) The difference between the fixed price and NYMEX are included in average differential on the Company’s price reconciliation.

Year-End and Fourth Quarter 2018 Webcast Information
The Company's conference call with securities analysts begins at 10:30 a.m. ET today and will be broadcast live via the Company's web site at www.eqt.com, and on the investor information page of the Company’s web site at ir.eqt.com, with a replay available for seven days following the call.

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2019 GUIDANCE
See the Non-GAAP Disclosures section for important information regarding the non-GAAP financial measures included in this news release, including reasons why EQT is unable to provide a projection of its 2019 net cash provided by operating activities, the most comparable financial measure calculated in accordance with GAAP, to projected adjusted operating cash flow and adjusted free cash flow, or a projection of its 2019 net income, the most comparable financial measure calculated in accordance with GAAP, to projected adjusted EBITDA.

Production	Q1 2019	Full-Year 2019
Total sales volume (Bcfe)	360 - 380	1,470 - 1,510
Liquids sales volume, excluding ethane (Mbbls)	1,985 - 2,085	8,200 - 8,400
Ethane sales volume (Mbbls)	1,060 - 1,160	5,420 - 5,620
Total liquids sales volume (Mbbls)	3,045 - 3,245	13,620 - 14,020

Resource Counts
Marcellus / Utica Rigs		6 - 8
Top-hole Rigs		2 - 4
Frac Crews		5 - 7

Unit Costs ($ / Mcfe)
Gathering		$0.55 - 0.57
Transmission		$0.48 - 0.50
Processing		$0.08 - 0.10
LOE, excluding production taxes		$0.05 - 0.07
Production taxes		$0.04 - 0.06
SG&A		$0.11 - 0.13

Average differential ($ / Mcf)	$(0.10) - 0.10	$(0.45) - (0.25)

($'s in Billions)
Adjusted EBITDA (a non-GAAP measure)		$2.3 - 2.4
Adjusted operating cash flow (a non-GAAP measure)		$2.2 - 2.3
Capital expenditures		$1.85 - 1.95
Adjusted free cash flow (a non-GAAP measure)		$0.3 - 0.4

Based on NYMEX natural gas price as of 01/31/2019 of $2.93.

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NON-GAAP DISCLOSURES

Adjusted Net Income from Continuing Operations and Adjusted Earnings per Diluted Share (Adjusted EPS) from Continuing Operations
Adjusted net income from continuing operations and adjusted EPS from continuing operations are non-GAAP supplemental financial measures that are presented because they are important measures used by EQT's management to evaluate period-to-period comparisons of earnings trends. Adjusted net income from continuing operations and adjusted EPS from continuing operations should not be considered as alternatives to net (loss) income from continuing operations or diluted EPS from continuing operations presented in accordance with GAAP. Adjusted net income from continuing operations as presented excludes the revenue impact of changes in the fair value of derivative instruments prior to settlement, impairment/loss on the sale of long-lived assets, impairment of goodwill, lease impairments and expirations, transaction costs and certain other items that impact comparability between periods. Management utilizes adjusted net income from continuing operations to evaluate earnings trends because the measure reflects only the impact of settled derivative contracts; thus, the income from natural gas sales is not impacted by the often-volatile fluctuations in the fair value of derivatives prior to settlement. The measure also excludes other items that affect the comparability of results or that are not indicative of trends in the ongoing business. Management believes that adjusted net income from continuing operations as presented provides useful information for investors for evaluating period-over-period earnings.

The table below reconciles adjusted net income from continuing operations and adjusted EPS from continuing operations with net (loss) income from continuing operations and diluted EPS from continuing operations, the most comparable financial measures calculated in accordance with GAAP, each as derived from the Statements of Consolidated Operations.

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	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
	(Thousands, except per share information)
Net (loss) income from continuing operations	$(598,062)	$1,276,690	$(2,380,920)	$1,387,029
Add back / (deduct):
Impairment/loss on sale of long-lived assets	3,538	—	2,709,976	—
Impairment of goodwill	530,811	—	530,811	—
Asset and lease impairments and exploratory well costs	244,124	15,274	279,708	20,327
Transaction costs	2,401	142,540	26,331	152,188
Loss (gain) on derivatives not designated as hedges	184,211	(167,328)	178,591	(390,021)
Net cash settlements (paid) received on derivatives not designated as hedges	(197,878)	47,565	(225,279)	40,728
Premiums (paid) received for derivatives that settled during the period	(18)	537	435	2,132
Increase in litigation reserves	51,677	—	51,677	—
Unrealized loss on EQT’s investment in ETRN	72,366	—	72,366	—
Loss on debt extinguishment	—	12,641	—	12,641
Tax impact of non-GAAP items (a)	(91,527)	(14,931)	(798,927)	70,788
Tax benefit related to federal tax law change (b)	—	(1,194,652)	—	(1,194,652)
Adjusted net income from continuing operations	$201,643	$118,336	$444,769	$101,160
Diluted weighted average common shares outstanding	254,642	219,712	260,932	187,727
Diluted EPS from continuing operations	$(2.35)	$5.81	$(9.12)	$7.39
Adjusted EPS from continuing operations	$0.79	$0.54	$1.70	$0.54

a)
Blended tax rates of 10.3% and 29.2% were applied to calculate the tax impact of the adjustments to net (loss) income from continuing operations for the three months ended December 31, 2018 and 2017, respectively.  The tax impact for the three months ended December 31, 2018 and 2017 also includes the tax rate differential between the third and fourth quarters of each year, which primarily related to costs that are not deductible for tax purposes including the impairment of goodwill and certain transaction costs. Blended tax rates of 22.0% and 43.7% were applied to calculate the tax impact of the adjustments to net (loss) income from continuing operations for the years ended December 31, 2018 and 2017, respectively. This represents the incremental tax (expense) benefit that would have been incurred had these items been excluded from net (loss) income from continuing operations.

b)
The income tax benefit of $1.2 billion for the three months and year ended December 31, 2017 reflects the revaluation of net deferred tax liabilities to the lower corporate tax rate due to the Tax Cuts and Jobs Act of 2017.

Adjusted Operating Cash Flow and Adjusted Free Cash Flow
Adjusted operating cash flow is defined as EQT’s net cash provided by operating activities less changes in other assets and liabilities, less EBITDA attributable to discontinued operations (a non-GAAP supplemental financial measure defined below), plus interest expense attributable to discontinued operations and cash distributions from discontinued operations. Adjusted free cash flow is defined as adjusted operating cash flow less accrual-based capital expenditures attributable to continuing operations. Adjusted operating cash flow and adjusted free cash flow are non-GAAP supplemental financial measures that EQT's management and external users of EQT’s consolidated financial statements, such as industry analysts, lenders and ratings agencies use to assess EQT’s liquidity. EQT believes that adjusted operating cash flow and adjusted free cash flow provide useful information to management and investors in assessing the impact of EQT’s ability to generate cash

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flow in excess of capital requirements and return cash to shareholders. Adjusted operating cash flow and adjusted free cash flow should not be considered as alternatives to net cash provided by operating activities or any other measure of liquidity presented in accordance with GAAP.

The table below reconciles adjusted operating cash flow and adjusted free cash flow with net cash provided by operating activities, the most comparable financial measure calculated in accordance with GAAP, as derived from the Statements of Consolidated Cash Flows to be included in EQT’s report on Form 10-K for the year ended December 31, 2018.

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
	(Thousands)
Net cash provided by operating activities	$530,866	$426,326	$2,976,256	$1,637,698
Add back / (deduct) changes in other assets and liabilities	261,216	115,923	119,495	10,664
Operating cash flow	$792,082	$542,249	$3,095,751	$1,648,362
(Deduct) / add back:
EBITDA attributable to discontinued operations (a)	(118,934)	(166,680)	(988,291)	(690,825)
Interest expense attributable to discontinued operations	19,452	9,931	88,300	34,801
Cash distributions from discontinued operations (b)	—	79,922	280,401	230,703
Adjusted operating cash flow	$692,600	$465,422	$2,476,161	$1,223,041
(Deduct):
Capital expenditures attributable to continuing operations	(558,351)	(549,421)	(2,739,103)	(2,407,000)
Adjusted free cash flow	$134,249	$(83,999)	$(262,942)	$(1,183,959)

(a)
As a result of the Separation, the results of operations of Equitrans Midstream Corporation are presented as discontinued operations in EQT's Statements of Consolidated Operations. EBITDA attributable to discontinued operations is a non-GAAP supplemental financial measure reconciled in the section below.

(b)
Cash distributions from discontinued operations represents the cash distributions payable from EQM Midstream Partners, LP, EQGP Holdings, LP and RM Partners LP (EQT's former midstream affiliates) to EQT for the three months and year ended December 31, 2018 and 2017.

EQT has not provided projected net cash provided by operating activities or reconciliations of projected adjusted operating cash flow and adjusted free cash flow to projected net cash provided by operating activities, the most comparable financial measure calculated in accordance with GAAP. EQT is unable to project net cash provided by operating activities for any future period because this metric includes the impact of changes in operating assets and liabilities related to the timing of cash receipts and disbursements that may not relate to the period in which the operating activities occurred. EQT is unable to project these timing differences with any reasonable degree of accuracy without unreasonable efforts such as predicting the timing of its and customers’ payments, with accuracy to a specific day months in advance. Furthermore, EQT does not provide guidance with respect to its average realized price, among other items, that impact reconciling items between net cash provided by operating activities and adjusted operating cash flow and adjusted free cash flow, as applicable. Natural gas prices are volatile and out of EQT’s control, and the timing of transactions and the income tax effects of future transactions and other items are difficult to accurately predict. Therefore, EQT is unable to provide projected net cash provided by operating activities, or the related reconciliations of projected adjusted operating cash flow and adjusted free cash flow to projected net cash provided by operating activities, without unreasonable effort.

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EBITDA Attributable to Discontinued Operations
EBITDA attributable to discontinued operations is a non-GAAP supplemental financial measure defined as net income from discontinued operations, plus interest expense, income tax expense, depreciation, amortization and impairment of goodwill attributable to discontinued operations for the three months and years ended December 31, 2018 and 2017.

The table below reconciles EBITDA attributable to discontinued operations with (loss) income from discontinued operations, net of tax, the most comparable financial measure calculated in accordance with GAAP, as reported in the Statements of Consolidated Operations.

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
	(Thousands)
(Loss) income from discontinued operations, net of tax	$(163,911)	$102,645	$373,762	$471,113
Add back / (deduct):
Interest expense	19,452	9,931	88,300	34,801
Income tax (benefit) expense	(31,575)	12,970	61,643	72,797
Depreciation	22,243	35,594	160,701	106,574
Amortization of intangible assets	4,847	5,540	36,007	5,540
Impairment of goodwill	267,878	—	267,878	—
EBITDA attributable to discontinued operations	$118,934	$166,680	$988,291	$690,825

Adjusted Operating Revenue
Adjusted operating revenue (also referred to as total natural gas & liquids sales, including cash settled derivatives) is a non-GAAP supplemental financial measure that is presented because it is an important measure used by EQT’s management to evaluate period-over-period comparisons of earnings trends. Adjusted operating revenue as presented excludes the revenue impact of changes in the fair value of derivative instruments prior to settlement and the revenue impact of net marketing services and other revenues. Management utilizes adjusted operating revenue to evaluate earnings trends because the measure reflects only the impact of settled derivative contracts and thus does not impact the revenue from natural gas sales with the often-volatile fluctuations in the fair value of derivatives prior to settlement. Adjusted operating revenue also excludes "net marketing services and other" because management considers this revenue to be unrelated to the revenue for its natural gas and liquids production. "Net marketing services and other" includes both the cost of and recoveries on third-party pipeline capacity not used for EQT's sales volumes as well as revenue for gathering services provided to third-parties. Management further believes that adjusted operating revenue, as presented, provides useful information to investors for evaluating period-over-period earnings trends.

The table below reconciles adjusted operating revenue to total operating revenue, the most comparable financial measure calculated in accordance with GAAP, as reported in the Statements of Consolidated Operations.

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	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
	(Thousands, unless noted)
Total operating revenue	$1,245,138	$1,033,539	$4,557,868	$3,091,020
Add back / (deduct):
Loss (gain) on derivatives not designated as hedges	184,211	(167,328)	178,591	(390,021)
Net cash settlements (paid) received on derivatives not designated as hedges	(197,878)	47,565	(225,279)	40,728
Premiums (paid) received for derivatives that settled during the period	(18)	537	435	2,132
Net marketing services and other	1,442	(18,025)	(40,940)	(49,681)
Adjusted operating revenue	$1,232,895	$896,288	$4,470,675	$2,694,178
Total sales volumes (MMcfe)	393,907	294,439	1,487,689	887,520
Average realized price ($/Mcfe)	$3.13	$3.04	$3.01	$3.04

Adjusted EBITDA
Adjusted EBITDA is defined as net income from continuing operations, plus interest expense, income tax expense, depreciation and depletion expense, amortization of intangible assets, long-lived asset and goodwill impairments, lease impairments and expirations, the revenue impact of changes in the fair value of derivative instruments prior to settlement, unrealized loss (gain) on EQT’s investment in ETRN, transaction costs and certain other items that impact comparability between periods. Adjusted EBITDA is a non-GAAP supplemental financial measure that management and external users of EQT’s consolidated financial statements, such as industry analysts, lenders and ratings agencies use to assess EQT’s earnings trends. EQT believes that adjusted EBITDA is an important measure used by EQT’s management and investors in evaluating period-over-period comparisons of earnings trends. Adjusted EBITDA should not be considered as an alternative to EQT’s net income presented in accordance with GAAP. Adjusted EBITDA excludes the revenue impact of changes in the fair value of derivative instruments prior to settlement and other items that affect the comparability of results and are not trends in the ongoing business. Management utilizes adjusted EBITDA to evaluate earnings trends because the measure reflects only the impact of settled derivative contracts and thus the income from natural gas is not impacted by the often-volatile fluctuations in fair value of derivatives prior to settlement.

The table below reconciles adjusted EBITDA with net (loss) income from continuing operations, the most comparable financial measure as calculated in accordance with GAAP, as reported in the Statements of Consolidated Operations.

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	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
	(Thousands)
(Loss) income from continuing operations	$(598,062)	$1,276,690	$(2,380,920)	$1,387,029
Add back / (deduct):
Interest expense	57,747	55,731	228,958	167,971
Income tax (benefit)	(99,788)	(1,247,682)	(696,511)	(1,188,416)
Depreciation and depletion	416,620	322,670	1,569,038	970,985
Amortization of intangible assets	10,342	5,400	41,367	5,400
Impairment/loss on sale of long-lived assets	3,538	—	2,709,976	—
Impairment of goodwill	530,811	—	530,811	—
Lease impairments and expirations	244,124	2,499	279,708	7,552
Loss (gain) on derivatives not designated as hedges	184,211	(167,328)	178,591	(390,021)
Net cash settlements (paid) received on derivatives not designated as hedges	(197,878)	47,565	(225,279)	40,728
Premiums (paid) received for derivatives that settled during the period	(18)	537	435	2,132
Unrealized loss on EQT’s investment in ETRN	72,366	—	72,366	—
Transaction costs	2,401	142,540	26,331	152,188
Increase in litigation reserves	51,677	—	51,677	—
Loss on debt extinguishment	—	12,641	—	12,641
Adjusted EBITDA	$678,091	$451,263	$2,386,548	$1,168,189

EQT has not provided projected net income or a reconciliation of projected adjusted EBITDA to projected net income, the most comparable financial measure calculated in accordance with GAAP, because EQT does not provide guidance with respect to depletion and depreciation expense, income tax expense, the revenue impact of changes in the projected fair value of derivative instruments prior to settlement or unrealized gains and losses on its investments in equity securities. Therefore, projected net income and a reconciliation of projected adjusted EBITDA to projected net income, are not available without unreasonable effort.

About EQT Corporation:
EQT Corporation is a natural gas production company with emphasis in the Appalachian Basin and operations throughout Pennsylvania, West Virginia and Ohio. With 130 years of experience and a long-standing history of good corporate citizenship, EQT is the largest producer of natural gas in the United States. As a leader in the use of advanced horizontal drilling technology, EQT is committed to minimizing the impact of drilling-related activities and reducing its overall environmental footprint. Through safe and responsible operations, EQT is helping to meet our nation’s demand for clean-burning energy, while continuing to provide a rewarding workplace and support for activities that enrich the communities where its employees live and work. Visit EQT Corporation at www.EQT.com; and to learn more about EQT’s sustainability efforts, please visit https://csr.eqt.com.

EQT Management speaks to investors from time to time and the analyst presentation for these discussions, which is updated periodically, is available via the Company’s investor relationship website at ir.eqt.com.

Cautionary Statements
The United States Securities and Exchange Commission (SEC) permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable and possible reserves that a company anticipates as of a given date to be economically and legally producible and deliverable by application of development projects to known accumulations. The Company uses certain terms, such as “EUR” (estimated ultimate recovery) and “3P” (proved, probable and possible), that the SEC’s guidelines prohibit the Company from including in filings with the SEC. These measures are by their nature more speculative than estimates of reserves prepared in accordance with SEC definitions and guidelines and accordingly are less certain.

Total sales volume per day (or daily production) is an operational estimate of the daily production or sales volume on a typical day (excluding curtailments).

Reserve engineering is a process of estimating underground accumulations of natural gas, NGLs and oil that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data and price and cost assumptions made by reserve engineers. In addition, the results of drilling, testing and production activities may justify revisions of estimates that were made previously. If significant, such revisions would change the schedule of any further production and development program. Accordingly, reserve estimates may differ significantly from the quantities of natural gas, NGLs and oil that are ultimately recovered.

This news release contains certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Statements that do not relate strictly to historical or current facts are forward-looking. Without limiting the generality of the foregoing, forward-looking statements contained in this news release specifically include the expectations of plans, strategies, objectives and growth and anticipated financial and operational performance of the Company and its subsidiaries, including guidance regarding the Company’s strategy to develop its reserves; drilling plans and programs (including the number, type, spacing, average length-of-pay or lateral length and location of wells to be drilled or turned-in-line, the number and type of drilling rigs, the number of frac crews, and the availability of capital to complete these plans and programs); projected natural gas prices, basis and average differential; total resource potential, reserves and EUR; projected production and sales volume and growth rates (including liquids sales volume and growth rates); projected drilling and completions (D&C) costs, other well costs, unit costs and G&A expenses; projected reductions in expenses, capital costs and well costs, the projected timing of achieving such reductions and the Company's ability to achieve such reductions; infrastructure programs; projected capital efficiency and cash savings and other operating efficiencies associated with the Company’s business strategy; the Company’s ability to mitigate curtailments; projected dividend amounts and rates; projected cash flows, including the ability to fund the 2019 drilling program through cash from operations; projected adjusted free cash flow, adjusted operating cash flow, and net income attributable to noncontrolling interests, including the Company’s ownership of ETRN common stock; monetization transactions, including asset sales, joint ventures or other transactions involving the Company’s assets; the timing and structure of any dispositions of the Company's ownership of common stock of ETRN, and the planned use of the proceeds from any such dispositions; projected capital contributions and capital expenditures; projected adjusted EBITDA; liquidity and financing requirements, including funding sources and availability; the Company’s hedging strategy; and tax position, projected effective tax rate and the impact of changes in tax laws. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The Company has based these forward-looking statements on current expectations and assumptions about future events, taking into account all information currently available to the Company. While the Company considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond the Company’s control. The risks and uncertainties that may affect the operations, performance and results of the Company’s business and forward-looking statements include, but are not limited to, those set forth under Item 1A, “Risk Factors,” of the Company’s Form 10-K for the year ended December 31, 2017 as filed with the SEC and the Company’s Form 10-K for the year ended December 31, 2018 to be filed with the SEC, as updated by any subsequent Form 10-Qs, and those set forth in the other documents the Company files from time to time with the SEC.

Any forward-looking statement speaks only as of the date on which such statement is made, and the Company does not intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Analyst inquiries please contact:
Blake McLean – Senior Vice President, Investor Relations and Strategy
412.395.3561
bmclean@eqt.com

Media inquiries please contact:
Linda Robertson – Media Relations Manager
412.553.7827
lrobertson@eqt.com

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NEWS RELEASE
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EQT CORPORATION AND SUBSIDIARIES
STATEMENTS OF CONSOLIDATED OPERATIONS

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
	(Thousands except per share amounts)
Operating revenues:
Sales of natural gas, oil and NGLs	$1,430,791	$848,186	$4,695,519	$2,651,318
Net marketing services and other	(1,442)	18,025	40,940	49,681
(Loss) gain on derivatives not designated as hedges	(184,211)	167,328	(178,591)	390,021
Total operating revenues	1,245,138	1,033,539	4,557,868	3,091,020
Operating expenses:
Transportation and processing	431,528	341,703	1,697,001	1,164,783
Production	46,544	51,888	195,775	181,349
Exploration	291	13,579	6,765	17,565
Selling, general and administrative	129,630	56,003	284,220	208,986
Depreciation and depletion	416,620	322,670	1,569,038	970,985
Impairment/loss on sale of long-lived assets	3,538	—	2,709,976	—
Impairment of goodwill	530,811	—	530,811	—
Lease impairments and expirations	244,124	2,499	279,708	7,552
Transaction costs	2,401	142,540	26,331	152,188
Amortization of intangible assets	10,342	5,400	41,367	5,400
Total operating expenses	1,815,829	936,282	7,340,992	2,708,808
Operating (loss) income	(570,691)	97,257	(2,783,124)	382,212
Other expense (income)	69,412	(123)	65,349	2,987
Loss on debt extinguishment	—	12,641	—	12,641
Interest expense	57,747	55,731	228,958	167,971
(Loss) income from continuing operations before income taxes	(697,850)	29,008	(3,077,431)	198,613
Income tax (benefit)	(99,788)	(1,247,682)	(696,511)	(1,188,416)
(Loss) income from continuing operations	(598,062)	1,276,690	(2,380,920)	1,387,029
(Loss) income from discontinued operations, net of tax	(163,911)	102,645	373,762	471,113
Net (loss) income	(761,973)	1,379,335	(2,007,158)	1,858,142
Less: Net income from discontinued operations attributable to noncontrolling interests	(125,286)	99,264	237,410	349,613
Net (loss) income attributable to EQT Corporation	$(636,687)	$1,280,071	$(2,244,568)	$1,508,529
Amounts attributable to EQT Corporation:
(Loss) income from continuing operations	$(598,062)	$1,276,690	$(2,380,920)	$1,387,029
Income from discontinued operations, net of tax	(38,625)	3,381	136,352	121,500
Net (loss) income attributable to EQT Corporation	$(636,687)	$1,280,071	$(2,244,568)	$1,508,529
Earnings per share of common stock attributable to EQT Corporation:
Basic:
Weighted average common stock outstanding	254,642	218,937	260,932	187,380
(Loss) income from continuing operations	$(2.35)	$5.83	$(9.12)	$7.40
Income from discontinued operations	(0.15)	0.02	0.52	0.65
Net (loss) income	$(2.50)	$5.85	$(8.60)	$8.05
Diluted:
Weighted average common stock outstanding	254,642	219,712	260,932	187,727
(Loss) income from continuing operations	$(2.35)	$5.81	$(9.12)	$7.39
Income from discontinued operations	(0.15)	0.02	0.52	0.65
Net (loss) income	$(2.50)	$5.83	$(8.60)	$8.04

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NEWS RELEASE
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EQT CORPORATION AND SUBSIDIARIES
PRICE RECONCILIATION (a)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
	(Thousands, unless noted)
NATURAL GAS
Sales volume (MMcf)	372,882	265,619	1,386,718	774,076
NYMEX price ($/MMBtu) (b)	$3.65	$2.94	$3.10	$3.09
Btu uplift	0.21	0.24	0.19	0.27
Natural gas price ($/Mcf)	$3.86	$3.18	$3.29	$3.36

Basis ($/Mcf) (c)	$(0.26)	$(0.55)	$(0.25)	$(0.54)
Cash settled basis swaps (not designated as hedges) ($/Mcf)	(0.11)	0.07	(0.08)	0.01
Average differential, including cash settled basis swaps ($/Mcf)	$(0.37)	$(0.48)	$(0.33)	$(0.53)

Average adjusted price ($/Mcf)	$3.49	$2.70	$2.96	$2.83
Cash settled derivatives (cash flow hedges) ($/Mcf)	—	0.01	—	0.01
Cash settled derivatives (not designated as hedges) ($/Mcf)	(0.43)	0.13	(0.07)	0.05
Average natural gas price, including cash settled derivatives ($/Mcf)	$3.06	$2.84	$2.89	$2.89

Natural gas sales, including cash settled derivatives	$1,141,565	$752,523	$4,004,147	$2,237,234

LIQUIDS
NGLs (excluding ethane):
Sales volume (MMcfe) (d)	11,948	18,971	63,247	74,060
Sales volume (Mbbls)	1,992	3,161	10,542	12,343
Price ($/Bbl)	$36.17	$41.06	$37.63	$31.59
Cash settled derivatives (not designated as hedges) ($/Bbl)	0.28	(1.47)	(1.07)	(0.69)
Average NGL price, including cash settled derivatives ($/Bbl)	$36.45	$39.59	$36.56	$30.90
NGLs sales	$72,596	$125,204	$385,364	$381,327
Ethane:
Sales volume (MMcfe) (d)	8,232	8,462	33,645	33,432
Sales volume (Mbbls)	1,371	1,410	5,607	5,572
Price ($/Bbl)	$8.92	$5.94	$8.09	$6.32
Ethane sales	$12,231	$8,383	$45,339	$35,241
Oil:
Sales volume (MMcfe) (d)	845	1,387	4,079	5,952
Sales volume (Mbbls)	141	231	680	992
Price ($/Bbl)	$46.17	$44.03	$52.70	$40.70
Oil sales	$6,503	$10,178	$35,825	$40,376

Total liquids sales volume (MMcfe) (d)	21,025	28,820	100,971	113,444
Total liquids sales volume (Mbbls)	3,504	4,802	16,829	18,907

Liquids sales	$91,330	$143,765	$466,528	$456,944

TOTAL PRODUCTION
Total natural gas & liquids sales, including cash settled derivatives (e)	$1,232,895	$896,288	$4,470,675	$2,694,178
Total sales volume (MMcfe)	393,907	294,439	1,487,689	887,520

Average realized price ($/Mcfe)	$3.13	$3.04	$3.01	$3.04

(a)
For the three months and year ended December 31, 2018, results include operations acquired in the Rice Merger. For the three months and year ended December 31, 2017, results include operations acquired in the Rice Merger for the period of November 13, 2017 through December 31, 2017.

(b)
The Company’s volume weighted NYMEX natural gas price (actual average NYMEX natural gas price ($/MMBtu) was $3.64 and $2.93 for the three months ended December 31, 2018 and 2017, respectively, and $3.09 and $3.11 for the year ended December 31, 2018 and 2017, respectively).

(c)	Basis represents the difference between the ultimate sales price for natural gas and the NYMEX natural gas price.

(d)	NGLs, ethane and crude oil were converted to Mcfe at the rate of six Mcfe per barrel for all periods.

(e)	Also referred to in this report as adjusted operating revenues, a non-GAAP supplemental financial measure.